FORWARD ACQUISITION AGREEMENT

by and among

OLIE INC.
a Delaware corporation

and

MVP HOLDINGS CORP., a company organized and existing under the laws of the Nevada (the "Company")

Dated as of January 21, 2014

FORWARD ACQUISITION AGREEMENT

This Forward Acquisition Agreement is a SHARE EXCHANGE AGREEMENT (the "Agreement") is entered into as of the 14th day of January, 2014 by and among **OLIE INC** a Delaware corporation ("**OLIE**"), and **MVP HOLDINGS INC("MVP")** a Nevada entity, and together with **OLIE**, the "Parties" and each, a "Party").

WHEREAS, MVP HOLDINGS CORP. ("MVP") owns an Algorithmic Forex Software Trading Platform, (**ASSETS**) $34,444,450.00 in Restricted Cash, at Elco Securities in the Bahamas, which constitutes 100% of its net value to assets, and hereinafter referred to as "Assets"

WHEREAS, MVP HOLDINGS CORP. ("MVP") believes that it is in its best interests to become a wholly owned subsidiary of **OLIE INC, OLIE** is in the best possible position to enhance the overall value of **MVP HOLDINGS CORP. ("MVP")**

OLIE is in the best possible position to enhance the overall value of **MVP HOLDINGS CORP. ("MVP")** for, 14,000,000 Series D Anti Dilutive Convertible Preferred Shares priced @ $2.50, convertible at par value of **OLIE** common stock, (anti dilutive provisions included) all upon the terms and subject to the conditions set forth in this Agreement.

WHEREAS, it is the intention of the Parties that the Subsidiary Agreement qualify as a tax-free organization under Section 368(a)(1)(B) of the United States Internal Revenue Code of 1986, as amended, and a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended (the "Securities Act").

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived here from, and intending to be legally bound hereby, the Parties hereby agree as follows:

ACQUISITION AGREEMENT

Section 01.01 Incorporation of Recitals.

The recitals set forth here in above are incorporated herein by this reference

with the same force and effect as if fully set forth hereinafter.

Section 01.02 <u>The Exchange</u>.

a. On the terms and subject to the conditions set forth in this Agreement, **MVP HOLDINGS CORP.** ("**MVP**") shall become a wholly owned subsidiary of **OLIE** in exchange for FOURTEEN million shares (14,000,000) of Series D Preferred Stock, par value $. 00001, $2.50 per share (the "Exchange Share"), **OLIE INC. MVP HOLDINGS INC's President or Nominee shall also join the Advisory Board of Directors of OLIE INC.**

b. As the result of the Exchange, (i) **OLIE** shall acquire 100% of the "Wholly Owned Subsidiary", **MVP HOLDINGS CORP.**("**MVP**") and the Assets of **MVP HOLDINGS CORP.**("**MVP**") shall remain the ***EXCLUSIVE*** property of the subsidiary. **OLIE INC**. will pursue a 2 year audit of the MVP Holdings Inc, and any intermediary accounts related to its brokerage accounts, and or RESTRICTED CASH at Elco Securities in the Bahamas, to complete its consolidated financial statements.

c. As a result of the Exchange, **OLIE** covenants to create and distribute the Exchange Shares for the benefit of **MVP HOLDINGS CORP.**("**MVP**") within ten (10) days of the date hereof ("<u>SHARES</u>").

<u>Section 1.03 Mechanics</u>.

As the Equity in the business is already in operation before the formal establishment of this agreement and **OLIE** has entered into binding agreement for and on behalf of **MVP HOLDINGS CORP.**("**MVP**") as of the date hereof, all of the equity, income and inventory will remain the property of the subsidiary, **MVP HOLDINGS CORP.("MVP")** within the public company. **OLIE** may issue dividends relative to the retained earnings of this specific class of securities to the Officers and shareholders where appropriate in addition parties agree to evaluate the future value of the **MVP HOLDINGS CORP.**("**MVP**") on a quarterly basis for the purpose of issuing more convertible preferred stock as the subsidiary's operations become more productive.

<u>Section 1.04 Anti-Section</u>.

OLIE agrees to transfer to **MVP HOLDINGS CORP.** ("**MVP**") in Anti-Dilutive Convertible Preferred D Class stock based on the net book value thereof as of the date of the acquisition of **MVP HOLDINGS CORP.** ("**MVP**") and further, agrees to have **OLIE** audit their fully unaudited financial statements, so as to consolidate the financial statements, the same at the net book value thereof as of the date of the transfer, or soon thereafter.

REPRESENTATIONS AND WARRANTIES OF MVP HOLDINGS CORP. ("MVP")

MVP HOLDINGS CORP. ("**MVP**") represents and warrants to **OLIE** that, as

of the date hereof, except for those representations and warranties that speak of a different date:

Section 2.01.Incorporation.
MVP HOLDINGS CORP. ("**MVP**") is a Nevada company duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted;

Section 2.02 Authorization.
The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate actions and governances, including action by the Officers, as required by applicable law. This Agreement has been duly executed by an authorized signatory;

Section 2.03.Enforceability.
This Agreement constitutes a legal, valid, and binding obligation of **MVP HOLDINGS CORP.** ("**MVP**"), enforceable against. **MVP HOLDINGS CORP.** ("**MVP**") in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally, or principles of equity;

Section 2.04.No Conflicts.
The execution and delivery of this Agreement for **MVP HOLDINGS CORP.** ("**MVP**") and the performance by the Officers of its obligations hereunder in accordance with the terms hereof (i) will not require the consent of any third party or governmental entity under any laws, and (ii) will not violate any laws applicable to **MVP HOLDINGS CORP.** ("**MVP**").

Section 2.05.No Litigation.

- **a.** There is no pending or threatened judicial or administrative proceeding or investigation affecting it that (i) if resolved adversely to it would have a material adverse effect on its business, or (ii) could reasonably be expected to impair its ability to consummate the transaction, and
- **b.** it is not aware of any judicial or administrative decision affecting it that could reasonably be expected to impair its ability to consummate the transaction; and

Section 2.06. Capitalization. The authorized units consist solely of all the units **MVP HOLDINGS CORP.** ("**MVP**"), which represent 100% of the issued and outstanding "units", and there are no outstanding options, warrants or other rights to purchase **MVP HOLDINGS CORP.** ("**MVP**").

REPRESENTATIONS AND WARRANTIES OF THE OFFICERS of MVP HOLDINGS CORP. ("MVP")

The Officers of **MVP HOLDINGS CORP.** ("**MVP**") represents and warrants to **OLIE** that, as of the date hereof, except for those representations and warranties that speak of a different date:

Section 3.01 Good Title.

The Officers are the record and beneficial owner, and has good title to, their "Assets", including RESTRICTED CASH, with the full right and authority to sell and deliver such " Private Stock", free of any and all liens, encumbrances, pledges, security interests, claims, charges, options, rights of first refusal, proxies, voting trusts, or agreements, transfer restrictions under any equity holder or similar agreement or any other restriction or limitation whatsoever, including any contract granting any of the foregoing (collectively, "Liens"), to **OLIE** pursuant to the Acquisition. **OLIE**, as the new PARENT to the subsidiary, **MVP HOLDINGS CORP.** ("**MVP**") would demand such "Assets", will be held in good title by **MVP HOLDINGS CORP** ("**MVP** ") prior to execution of this agreement; Any or all existing debts of **MVP HOLDINGS CORP** ("**MVP**") if there are any, prior to a consolidated audit by **OLIE**'s auditors, will be retired for the same class of Convertible Preferred D Shares.

Section 04.01 Power; Enforceability.

The President is of majority age and has the legal capacity to execute and deliver this Agreement and consummate the transactions contemplated hereby, and to perform his obligations under this Agreement. This Agreement constitutes a legal, valid, and binding obligation of the Officers, enforceable against the Officers in accordance with its terms, except as may be limited by bankruptcy, moratorium or other similar laws affecting the enforcement of creditors' rights generally, or principles of equity;

Section 05.01 No Conflicts.

The execution and delivery of this Agreement by the President and the performance by the Officers of there obligations hereunder in accordance with the terms hereof (i) will not require the consent of any third party or governmental entity under any laws, (ii) will not violate any laws applicable to the Officers or **MVP HOLDINGS CORP.** ("**MVP**") and (iii) will not violate or breach any contractual obligation to which the Officers is a party or under which the. "Assets" are bound;

Section 06.01 Acquisition of the Exchange Share for Investment.

a. Purchase Entirely for Own Account. The Convertible Preferred D Series Securities and proposed to be acquired by the Officers hereunder will be acquired for investment for his own account and not as a nominee or agent;
b. The Officers (i) can bear the economic risk of his investment and (ii) possesses such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of his investment in **OLIE** and its securities.

c. The Officers understands that the Exchange Shares are not registered under the Securities Act and that the issuance hereof to the Officers is intended to be exempt from registration under the Securities Act pursuant to Regulation D promulgated there under ("Regulation D"). The Officers is an "accredited investor," as such term is defined in Rule 501 of Regulation D or, if not an accredited investor, otherwise meets the suitability requirements of Regulation D and Section 4(2) of the Securities Act ("Section 4(2)"). The certificate representing the Exchange Shares issued to the Officers shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable Securities Laws (as defined herein):

> "THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS."
>
> "TRANSFER OF THESE SECURITIES IS PROHIBITED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH SECURITY SHALL THEN BE IN EFFECT AND SUCH TRANSFER HAS BEEN QUALIFIED UNDER ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS, OR AN EXEMPTION THEREFROM SHALL BE AVAILABLE UNDER THE ACT AND SUCH LAWS."

(d) The Officers acknowledges that neither the Securities and Exchange Commission (the "SEC"), nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement;

(e) The Officers acknowledges that he has carefully reviewed such information as he has deemed necessary to evaluate the pragmatic reality of being enjoined within Hi Score Corporation. To the full satisfaction of the Officers, he has been furnished all materials that he has requested relating to **OLIE** and the issuance of the Exchange Shares hereunder. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of **OLIE** set forth in this Agreement, on which the Subsidiary, **MVP HOLDINGS CORP.** ("**MVP**") and Officers has relied in making the transaction of the "Wholly owned subsidiary" for the Anti Dilutive Convertible

Preferred D Shares;

(f) The Officers understands that the Securities may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption there from, and that in the absence of an effective registration statement covering the Exchange Shares or any available exemption from registration under the Securities Act, the Exchange Shares may have to be held indefinitely. The Officers further acknowledges that the Convertible Preferred Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied, including, without limitation, **OLIE**'s compliance with the reporting requirements under the Exchange Act; and

Section 7.01 Additional Legend; Consent.
Additionally, the Exchange Shares will bear any legend required by the "blue sky" laws of any state to the extent such laws are applicable to the securities represented by the certificate with the legend. The Officers consents to **OLIE** making a notation on its records or giving instructions to any transfer agent of the Exchange Shares in order to implement the restrictions on transfer of the Exchange Shares.

REPRESENTATIONS AND WARRANTIES OF OLIE INC.

OLIE represents and warrants to **MVP HOLDINGS CORP. ("MVP")** and the Officers that, as of the date hereof, except for those representations and warranties that speak of a different date,:

Section 07.01 Organization; Authority.

(a) **OLIE** is a corporation duly incorporated, under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted and as currently proposed to be conducted. **OLIE** is duly qualified or authorized to do business and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization. **OLIE** has made available to **MVP HOLDINGS CORP. ("MVP")** and the Officers true, complete and accurate copies of its articles of incorporation and by-laws, and any amendments thereto or restatements thereof, as in effect on the date hereof;

(b) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the articles of incorporation or by-laws of **OLIE**. **OLIE** has full power and authority to enter into this Agreement and

consummate the transactions contemplated hereby; and

(c) This Agreement constitutes the valid and binding obligation of **OLIE** enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally, or principles of equity.

(d) **OLIE** warrants that it is a fully **Reporting OTCQB Company**, and to fully audit the parent & its subsidiaries, of which **MVP HOLDINGS CORP.** ("**MVP**") will be upon execution of this agreement. There will be no debt to finance any operations that **OLIE** undertakes.

Section 01.09 Capitalization.
As of the date hereof, (i) the authorized shares of **OLIE** consist of 3,000,000,000 shares of common stock, $0.0001 par value per share ("OLIE) Common Stock"), of which 1,000,000,000 are outstanding, (ii) and there are no outstanding options, warrants or other rights to purchase **OLIE** Common Stock, and (iii) the following Preferred Class of Shares: A & B & C & D

Stockholders' equity:
Series A Convertible Preferred Stock, $0.00001 par value
Series B Preferred Stock, authorized, $0.00001 par value; no shares outstanding
Series C Preferred Stock, authorized, $0.00001 par value; no shares outstanding
Series D Preferred Stock, authorized, $0.00001 par value

COVENANTS

Section 8.01 Securities Law Compliance.
Each of **OLIE** and **MVP HOLDINGS CORP.** ("**MVP**") understands and agrees that the consummation of this Agreement, including the issuance of the Exchange Shares to the Officers in exchange for the Acquisition of the wholly owned subsidiary and its assets, upon Closing as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. **OLIE, further, warrants that it will issue consent actions & resolutions so that non affiliates of MVP HOLDINGS CORP. ("MVP") will be able to assign or purchase mature, secured third party debt in other Issuers that OLIE may be providing Corporate & Advisory Services for.** Each of **OLIE** and **MVP HOLDINGS CORP.** ("**MVP**") agrees that such transactions shall be consummated in reliance on exemptions from the registration requirements of such statutes, which depend, among other items, on the circumstances under which such securities are acquired. Furthermore, in connection with the transactions contemplated by this Agreement, **OLIE** and Officers shall each *file*, with the assistance of the other and their respective legal counsel,

such notices, applications, reports or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the state where the Officers resides, unless an exemption requiring no filing is available in such jurisdiction, all to the extent and in the manner as may be deemed by the Parties to be appropriate.

Section 8.02 Further Assurances.
Subject to the terms and conditions herein provided, each Party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

INDEMNIFICATION

Section 9.01. **MVP HOLDINGS INC**(“**MVP**“) shall indemnify and hold harmless, **OLIE** and its officers, directors and agents from and against any and all losses, damages, fees, costs, expenses, obligations and liabilities (collectively, the “Liabilities”) or actions, investigations, inquiries, arbitration, claims or other governmental or administrative agency proceedings in respect thereof, including enforcement of this Agreement (collectively, the “Actions” and together with the Liabilities, the “Losses”), arising out of or based on (i) any material inaccuracy appearing in, or misrepresentations made hereunder or (ii) a material breach of any covenant or agreement in this Agreement or any related agreement.

Section 9.02.
OLIE shall indemnify **MVP HOLDINGS CORP.** (“**MVP**“) and its Officers, members and agents from and against any and all Loss to which it or he may become subject arising out of or based on (i) any material inaccuracy appearing in, or misrepresentations made hereunder or (ii) a material breach of any covenant or agreement in this Agreement or any related agreement.

Section 9.03.
Without limiting the foregoing, Losses include, but are not limited to, all reasonable legal fees, court costs and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any suit in law or equity arising out of this Agreement.

Section 9.04.
The indemnification provided for in this Article VI shall survive the consummation of the transactions contemplated hereby.

MISCELLANEOUS

Section 10.01 Brokers.
Each Party agrees that there were no finders or brokers involved in bringing the Parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. Each Party agrees to indemnify the other against any claim by any third Person for any commission, brokerage or finder's fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third Person, whether express or implied, from the actions of the indemnifying party.

Section 10.02 Governing Law.

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

Section 10.03 Notices.
All notices or other communications required or permitted by this Agreement shall be in writing and addressed as follows

If to **OLIE** to:

Attention: Robert Gardner, **OLIE INC**, CEO
300-838 Hastings Street
Vancouver, BC
Canada V6C 0A6

Phone (604) 828-9999

If to **MVP HOLDINGS CORP.**

Attention: Steven R. Perlstein, President
75 Wall Street, #19R
New York, NY 10005

Phone (212) 962-2100

or such other addresses as shall be furnished in writing by any Party in the manner for giving notices hereunder.

Notice shall be deemed to have been duly received:

a. if given by fax or email, when transmitted and the appropriate confirmation received, as applicable, if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission;

b. if given by certified or registered mail, return receipt requested, postage prepaid, three business days after being deposited in the U.S. mail; and

c. if given by courier, messenger or other means, when received or personally delivered and, in any such case, addressed as indicated herein, or to such other addresses as may be specified by any Party to the other Parties pursuant to notice given by such Party in accordance with the provisions of this Section 6.03.

Section 10.04 Attorney's Fees.
In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including, without limitation, reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgement rendered therein.

Section 10.05 Third Party Beneficiaries.
This contract is strictly between **MVP HOLDINGS CORP. ("MVP")** **OLIE** and the Officers of **MVP HOLDINGS CORP.** (**"MVP"**) and, except as specifically provided, no other Person shall be deemed to be a third party beneficiary of this Agreement.

Section 10.06 Expenses.
Each of **OLIE** and **MVP HOLDINGS CORP.** (**"MVP"**) shall bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with this Agreement and any other agreements in

connection therewith, the Exchange or any of the other transactions contemplated hereby.

Section 10.07 Entire Agreement.
This Agreement and the related documents referenced herein represent the entire agreement between the Parties relating to the subject matter hereof, and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 10.08 Survival; Termination.
The representations, warranties and covenants of the respective Parties shall survive the consummation of the transactions herein contemplated for a period of one year.

Section 10.09 Counterparts.
This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall be but a single instrument. Signatures of the parties transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.

The rest of this page to remain blank and signature page to follow.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as reflected below:

OLIE, INC:

Robert Gardner – CEO

Date: 1/21/2014

MVP HOLDINGS CORP.

Steven R. Perlstien, President

Date: 1/23/14